UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2018

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

ProstaGene Acquisition Agreement

On August 27, 2018, CytoDyn Inc. (the “Company”) entered into a Transaction Agreement (the “Acquisition Agreement”) with ProstaGene, LLC, a Delaware limited liability company (“ProstaGene”), and Dr. Richard Pestell (“Dr. Pestell” and, together with ProstaGene, the “Sellers”), pursuant to which the Company agreed, on the terms and subject to the conditions stated therein, to purchase from the Sellers substantially all of the assets and rights, and to assume certain obligations and liabilities, associated with ProstaGene’s business (the “ProstaGene Assets,” and such transaction, the “ProstaGene Acquisition”).

The Company, Point NewCo, Inc., a wholly owned subsidiary of the Company (“NewCo”), Point Merger Sub, Inc., a wholly owned subsidiary of NewCo (“MergerCo”), ProstaGene, and Dr. Pestell are parties to the Acquisition Agreement. Pursuant to the Acquisition Agreement, in order to achieve certain tax efficiencies relating to the ProstaGene Acquisition, the Company will reorganize into a holding company by merging MergerCo into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of NewCo (the “Surviving Corporation”). In the Merger, pursuant to Section 251(g) of the Delaware General Corporation Law, all of the outstanding capital stock of the Company (including any convertible debt, warrants, options, or other rights to acquire the same) will be converted automatically, on a share-for-share basis, into equivalent capital stock of NewCo (and rights to acquire the same). NewCo will become the successor to the Company for all purposes, including under applicable securities laws. Stockholder approval of the Merger is not required.

As consideration for the ProstaGene Assets, NewCo will issue to Sellers either (collectively, the “Stock Payment Shares”) (i) an aggregate of 27,000,000 shares of NewCo common stock, par value $0.001 per share (the “NewCo Common Stock”) or (ii) an aggregate of 270,000 shares of NewCo Series C preferred stock, par value $0.001 per share (“NewCo Series C Preferred Stock”), which will automatically convert into an aggregate of 27,000,000 shares of NewCo Common Stock (the “Conversion Shares”) upon the stockholder approval described below. Whether NewCo Common Stock or NewCo Series C Preferred Stock is issued upon closing depends on whether the stockholders of the Company have previously approved an amendment to the Company’s Certificate of Incorporation to increase sufficiently the number of authorized shares of common stock, as specified in the Acquisition Agreement. If no such increase is obtained, the Company will issue to Sellers shares of NewCo Series C Preferred Stock, which will be redeemable after June 30, 2019 for cash, at a price per share equal to the closing price of the Company’s common stock one trading day before the closing date of the ProstaGene Acquisition.

In connection with the ProstaGene acquisition, Dr. Pestell has agreed to enter into an employment agreement upon the closing date of the ProstaGene Acquisition (the “Employment Agreement”) appointing Dr. Pestell as Chief Medical Officer. The Employment Agreement provides for a three year term of employment, unless terminated by either party pursuant to the terms of the Employment Agreement. The Employment Agreement also provides for, among other things, (i) an annual base salary of $400,000, (ii) a target annual bonus equal to 50% of Dr. Pestell’s base salary, (iii) an annual supplemental bonus in an amount to be determined at the sole discretion of the board of directors of the Company, and (iv) other customary benefits described in the form of employment agreement. The Company will also issue Dr. Pestell a stock option award under its equity incentive plan, covering 350,000 shares of Company Common Stock or NewCo Common Stock, as the case may be, vesting in three equal annual installments over a three-year period from the grant date.

The Sellers have agreed to a noncompetition covenant commencing on the closing date of the ProstaGene Acquisition and ending on the later of (i) five (5) years from the closing date, and (ii) one (1) year following the termination of Dr. Pestell’s employment for any reason. Further, Dr. Pestell has agreed to certain procedures providing the Company a “right of first look” to license or acquire any intellectual property created by Dr. Pestell as a principal investigator for certain outside academic institutions, as well as certain procedures for managing potential conflicts of interest in respect of any such outside research activities.

The Acquisition Agreement includes certain indemnification rights for NewCo and the Surviving Corporation (and certain of their related parties and affiliates) by the Sellers and for ProstaGene (and certain of its related parties and affiliates) by NewCo and the Surviving Corporation. Upon the closing date of the ProstaGene Acquisition, Stock Payment Shares equivalent to an aggregate of 5,400,000 shares of NewCo Common Stock (the “Indemnification Shares”) will be withheld from the Sellers and will serve as the source of recovery for the Company against any indemnification claims against the Sellers. To the extent not necessary to satisfy any indemnification claims, Indemnification Shares will be released to the Sellers in three equal six-month installments over an eighteen-month period commencing on the closing date of the ProstaGene Acquisition.

Pursuant to the Acquisition Agreement, Stock Payment Shares equivalent to 8,342,000 shares of NewCo Common Stock being paid to Dr. Pestell (the “Restricted Shares”), will be subject to a Stock Restriction Agreement (the “Stock Restriction Agreement”) restricting transfer of such Restricted Shares for a three-year period from the closing date of the ProstaGene Acquisition. In the event Dr. Pestell’s employment with the Company is terminated other than by the Company without Cause (as defined in the Employment Agreement) or by Dr. Pestell for Good Reason (as defined in the Employment Agreement), the Company will have an option, to repurchase such Restricted Shares from Dr. Pestell at a purchase price of $0.001 per share. The Restricted Shares will vest and be released from the Stock Restriction Agreement in three equal annual installments commencing one year after the closing date of the ProstaGene Acquisition.

The Acquisition Agreement may be terminated (i) by mutual written consent of the Company and the Sellers, (ii) by either the Company or the Sellers if the other party is in breach of the Acquisition Agreement, or (iii) in any event, on December 31, 2018 if the Acquisition Agreement has not been consummated, unless such date is extended by mutual written consent of the Company and the Sellers. Pursuant to the Acquisition Agreement, Sellers are not obligated to close the ProstaGene Acquisition if a material adverse change (as defined in the Acquisition Agreement) in the business of the Company has occurred prior to the closing date of the ProstaGene Acquisition.

The representations, warranties and covenants of the Sellers contained in the Acquisition Agreement have been made solely for the benefit of the Company, and the representations, warranties and covenants of the Company have been made solely for the benefit of the Sellers. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Acquisition Agreement, (ii) are subject to materiality qualifications contained in the Acquisition Agreement which may differ from what may be viewed as material by investors, (iii) were made as of the date of the Acquisition Agreement, the closing date or such other date as is specified in the Acquisition Agreement and (iv) have been included in the Acquisition Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Acquisition Agreement is included with this filing only to provide investors with information regarding the terms of the Acquisition Agreement, and not to provide investors with any other factual information regarding the Sellers or the Company’s business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Sellers. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Acquisition Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Forms 10-Q and other documents that the Company files with the United States Securities and Exchange Commission.

The foregoing description of the Acquisition Agreement is not complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Form 8-K.

Interim Chief Medical Officer

Upon the signing of the Acquisition Agreement, the board of directors of the Company appointed Dr. Pestell as Interim Chief Medical Officer, pursuant to a consulting arrangement under which Dr. Pestell will receive a prorated salary of $400,000 through his appointment as Chief Medical Officer upon the closing of the ProstaGene Acquisition.

Item 7.01

On August 28, 2018, the Company issued a press release relating to the announcements described in Item 1.01 above, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	2.1	Acquisition Agreement by and among CytoDyn Inc., Point NewCo, Inc., Point Merger Sub, Inc., ProstaGene, LLC, and Dr. Richard Pestell, dated August 27, 2018.

	99.1	Press Release dated August 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

August 28, 2018	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer